UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2021

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50390	65-108-6538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022

(Address of Principal Executive Offices, and Zip Code)

650-204-7896

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.Unregistered Sales of Equity Securities.

On August 13, 2021, Kyto Technology & Life Sciences, Inc. (the “Company”) issued 168,750 shares of the Company’s Class B1 Preferred Stock (the “Class B1 Shares”) at a purchase price of $0.80 per share, resulting in aggregate proceeds to the Company of $135,000.

On August 17, 2021, the Company issued 375,000 shares of Class B1 Shares at a purchase price of $0.80 per share, resulting in aggregate proceeds to the Company of $300,000.

The foregoing issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

Date: August 18, 2021	By:	/s/ Paul Russo
Paul Russo
Chief Executive Officer